IRELAND INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED COMBINED PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
AND FOR THE YEAR ENDED DECEMBER 31, 2007

The accompanying unaudited pro forma combined financial statements present the historical financial data of Ireland Inc. (Ireland) as adjusted for the acquisition of Columbus Brine, Inc. (CBI), pursuant to a merger transaction on February 20, 2008, whereby, CBI Acquisition, Inc. (CBIA), a wholly owned subsidiary of Ireland, acquired 100% of the stock of CBI. The pro forma financial statements have been prepared to give effect to the acquisition as if the acquisition had occurred as of the beginning of the period presented.

The accompanying pro forma combined balance sheet presents the historical financial information derived from audited financial statements of Ireland and CBI as of December 31, 2007.

The pro forma combined financial statements have been prepared by management and are based on estimates and assumptions. These estimates and assumptions have been made solely for purposes of developing these pro forma financial statements, which are presented for illustrative purposes only and do not represent what results of operations actually would have been if the transactions referred to above had occurred as of the dates indicated or what results of operations will be for future periods. The information below does not include any cost savings and operating synergies that may be achieved upon fully consolidating the acquisition.

The pro forma combined financial statements should be read in conjunction with the audited historical financial statements of Ireland included in the Form 10-K filed for the year ended December 31, 2007 and with the audited historical financial statements of CBI for the year ended December 31, 2007, included elsewhere in this filing on Form 8-K.

IRELAND INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED PRO FORMA COMBINED BALANCE SHEETS
AS OF DECEMBER 31, 2007

			Pro Forma		Pro Forma
	Ireland	CBI	Adjustments		Combined
ASSETS	(audited)	(audited)			(unaudited)
Current Assets
Cash	$8,759,605	$180,602	$(120,000)	a	$8,820,207
Other receivables	-	66,403	(66,403)	b	-
Prepaid expenses	150,023	-			150,023

Total Current Assets	8,909,628	247,005			8,970,230

Property, Plant and Equipment
Property and equipment, net	290,718	-			290,718
Brine wells	-	253,749	(225,569)	c	28,180
Land	-	18,588	11,412	c	30,000
Buildings	-	500,000			500,000
Mine plan permits	-	305,676	2,955	d	308,631
Service equipment	-	770,336	(626,086)	c	144,250
Mineral properties	-	-	31,104,162	e	31,104,162

Total Property, Plant and Equipment	-	1,848,349			32,405,941

Less accumulated depreciation	-	(469,429)	469,429	f	-

Net Property, Plant and Equipment	290,718	1,378,920			32,405,941

Other Assets
Deposits	2,200	44,720			46,920
Other assets	-	2,955	(2,955)	d	-
Mineral lease and claims	-	186,964	(186,964)	f	-
Reclamation deposit	807,000	-			807,000
Equipment deposits	-	-	200,000	g	200,000
			(200,000)	g
			(358,872)	h
Mineral property acquisition costs	1,058,872	-	(500,000)	i	-

Total Other Assets	1,868,072	234,639			1,053,920

Total Assets	$11,068,418	$1,860,564	$29,501,109		$42,430,091

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$144,280	$-	$241,128	h	$385,408
Accounts payable - related party	82,128	-			82,128
Accrued expenses	38,754	120,000	(120,000)	a	38,754
Due to related party	23,290	-			23,290

Total Current Liabilities	288,452	120,000			529,580

Long-term Liabilities
Deferred tax liability	-	-	9,455,197	j	9,455,197

Total Liabilities	288,452	120,000			9,984,777

Stockholders’ Equity
			(106,212)	f
Common stock, par value $0.001 & $0.01, respectively	86,550	106,212	10,440	k	96,990
			(1,108,564)	f
			19,989,560	k
			1,359,351	l
Additional paid-in capital	13,234,865	1,108,564	(500,000)	i	34,083,776
			805,997	m
Retained earnings (accumulated deficit)	(2,541,449)	525,788	(525,788)	f	(1,735,452)

Total Stockholders' Equity	10,779,966	1,740,564			32,445,314

Total Liabilities and Stockholders' Equity	$11,068,418	$1,860,564	$29,501,109		$42,430,091

See notes to the pro forma combined financial statements.

IRELAND INC.
(AN EXPLORATION STAGE COMPANY)
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

						For the period from
						February 20, 2001
						(Date of Inception)
			Pro Forma		Pro Forma	Through
	Ireland	CBI	Adjustments		Combined	December 31, 2007
	(audited)	(audited)	(unaudited)		(unaudited)	(unaudited)
Revenue
Rental income	$-	$130,000			$130,000	$233,874
Miscellaneous income	-	-			-	1,374

Total Revenue	-	130,000			130,000	235,248

Operating expenses
Mining and exploration expense	336,042	444,657			780,699	947,736
Mining and exploration expense -
related party	976,314	-			976,314	976,314
General and administrative	485,932	33,934			519,866	874,609
Miscellaneous expenses	-	365,752			365,752	391,843
Depreciation expense	672	72,513			73,185	149,683

Mineral property option payments	269,500	-			269,500	269,500

Mineral property option payments-					-
reimbursed to related party	295,000	-			295,000	295,000
Write-off of mineral rights	-	-			-	14,000

Total Operating Expenses	2,363,460	916,856			3,280,316	3,918,685

Loss from operations	(2,363,460)	(786,856)			(3,150,316)	(3,683,437)

Other Income
Interest income	120,189	5,687			125,876	125,876
Gain on sale of assets	-	-			-	2,500

Total Other Income	120,189	5,687			125,876	128,376

Loss before income taxes	(2,243,271)	(781,169)			(3,024,440)	(3,555,061)

Income tax benefit	-	-	805,997	m	805,997	805,997

Net loss	$(2,243,271)	$(781,169)	$805,997		$(2,218,443)	$(2,749,064)

Loss per common share
- basic and diluted	$(0.04)				$(0.03)

Weighted average common shares
outstanding - basic and diluted	55,535,612		10,440,087		65,975,699

See notes to the pro forma combined financial statements.

IRELAND INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
AND FOR THE YEAR ENDED DECEMBER 31, 2007

1. BASIS OF PRESENTATION

The accompanying pro forma combined balance sheet presents the historical financial information of Ireland and CBI as of December 31, 2007, as adjusted for the acquisition of CBI, accounted for as a purchase transaction.

The accompanying pro forma combined statement of operations for the year ended December 31, 2007 combines the historical financial information of Ireland and CBI as if the acquisition had occurred at the beginning of the year.

These pro forma combined financial statements are not intended to reflect results of operations or the financial position which would have actually resulted had the transactions been effected on the dates indicated.

2. GENERAL

On February 20, 2008, Ireland completed the acquisition of CBI. The acquisition of CBI was completed pursuant to the Agreement and Plan of Merger entered into by Ireland, CBIA, CBI, and CBI’s directors and officers, John T. Arkoosh, William Maghan and Lawrence E. Chizmar Jr. on December 14, 2007, and as amended on January 31, 2008 (the Agreement and Plan of Merger, as amended, is referred to as the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, immediately upon completion of the Ireland’s acquisition of CBI, Lawrence E. Chizmar Jr., the Secretary, and a director of CBI, was appointed to the Ireland’s board of directors.

Pursuant to the terms of the Merger Agreement, CBI was merged with, and into, CBIA, with CBIA continuing as the surviving entity. To complete the acquisition of CBI, Ireland issued an aggregate of 10,440,087 shares of its common stock, and 5,220,059 share purchase warrants to the former shareholders of CBI. Each share purchase warrant issued by Ireland entitles the holder to purchase one additional share of Ireland’s common stock at a price of $2.39 per share for a period of 5 years. These share purchase warrants also contain the following material terms:

a)

Each warrant provides the holder with a cashless right of exercise. If the holder chooses to utilize this cashless exercise right, the total number of shares that the holder will be entitled to will be determined by the following formula: [(A – B)C]/A where

A	= the average closing price of the Ireland’s common stock during the five trading days prior to exercise.
B	= the exercise price of $2.39.
C	= the maximum number of the Ireland’s common stock issuable upon exercise of the warrants.

If the holder chooses to utilize the cashless exercise right, the holder must do so with respect to all of the unexercised warrants held by him.

b)

Ireland will have the right to accelerate the expiration date of the warrants at any time after August 19, 2010 if the average closing price of Ireland’s common stock over any 20 consecutive trading days is equal or greater than 150% of the exercise price. If Ireland exercises this acceleration right, the expiration date of the warrants will be accelerated to 30 days after Ireland sends out notice that it is exercising the acceleration right.

IRELAND INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
AND FOR THE YEAR ENDED DECEMBER 31, 2007

Ireland estimated the fair value of warrants issued using the Binomial lattice pricing model. Ireland believes this model provides the best estimate of the fair value due to its ability to incorporate inputs that change over time, such as volatility and interest rates, and to allow for actual exercise behavior of warrant holders. Ireland valued these warrants using the following assumptions:

Dividend yield	--
Expected volatility	54.61%
Risk-free interest rate	3.02%
Expected life (years)	5
Suboptimal exercise factor	1.5

Ireland estimated expected volatility using representative peer group average, because of limited historical equity transactions of Ireland. The risk-free interest rate is based on the implied yield available on U.S. Treasury zero-coupon issues over equivalent lives of the warrants.

By completing the acquisition of CBI, Ireland now owns 100% of the Columbus Project. Ireland believes the acquisition of CBI is beneficial because it expands its exploration potential and increases the flexibility of developing and financing the Columbus Project.

This merger was treated as a statutory merger for tax purposes whereby, CBIA is a surviving merger entity.

Ireland has evaluated whether the CBI acquisition meets the criteria of a business as outlined in Emerging Issues Task Force, or EITF, 98-3 “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business,” and has concluded that the entity did not qualify as a business. Accordingly, Ireland has accounted for this transaction as an acquisition of assets.

The following table reflects the components of the preliminary purchase consideration:

Purchase price:
Common stock issued	$20,000,000
Fair value of warrants issued	1,359,351
Acquisition costs	600,000

Total purchase price	$21,959,351

In accordance with EITF 98-11, “Accounting for Acquired Temporary Differences in Certain Purchase Transactions That Are Not Accounted for as Business Combinations”, the purchase price of $21,959,351 has been allocated to the assets acquired and liabilities assumed, to be based on their estimated fair values at the date of acquisition. The purchase price was first allocated to the property, plant and equipment based on estimated market values determined using internal and external valuation resources. The value allocated to the mineral properties is based on management’s best estimates taking into account all available information at the time these pro forma financial statements were prepared. Ireland will continue to review information related to the mineral properties and valuations may be subject to change.

The estimated future federal income tax liability associated with the temporary difference between the acquisition consideration of $21,959,351 and the estimated tax basis of $600,000 as computed in accordance with EITF 98-11 and SFAS 109, Accounting for Income Taxes, resulted in an increase to the total purchase price of $10,261,194 which was applied to the mineral properties in the absence of there being a goodwill component associated with the transaction in accordance with EITF 98-11 and SFAS 109.

IRELAND INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
AND FOR THE YEAR ENDED DECEMBER 31, 2007

The following table reflects the preliminary purchase price allocation:

Preliminary allocation of purchase price:
Mineral properties (including deferred tax liability	$31,104,162
assumed of $10,261,194)
Property, plant and equipment	1,011,061
Deposits	44,720
Cash	60,602
Deferred income tax liability assumed	(10,261,194)

Net assets acquired	$21,959,351

3. SUMMARY OF PRO FORMA ADJUSTMENTS

The pro forma adjustments included in the unaudited pro forma financial statements as of December 31, 2007 and for the year then ended, are as follows:

a.	Record consumption of CBI cash to pay for CBI’s accrued expenses.

b.	Record removal of other receivables, which are cancelled on completion of merger.

c.	Adjustment to estimated fair value of assets acquired at the acquisition date. Real estate and equipment assets fair values are based on external real estate and equipment appraisals.

d.	Reclassify planning permits from other assets to mine plan permits.

e.

Record the portion of the purchase price allocated to CBI’s mineral properties. In addition, deferred income taxes are recognized for the difference between the revised carrying amounts of CBI’s assets and their associated income tax bases which will not change as a result of the transactions. This allocation is preliminary and is subject to change, as described in Note 2.

f.	Elimination of equity accounts, accumulated depreciation and mineral lease and claims.

g.	Reclassify deposits for equipment purchase from mineral property acquisition costs.

h.	Record the transaction costs incurred by Ireland as of December 31, 2007 of $358,872 and estimated transaction costs to be incurred by Ireland of $241,128 as a result of the CBI acquisition.

i.	Adjustment to eliminate advance from Ireland to CBI for purchase of building.

j.	Record deferred income tax on excess of fair market value of assets acquired over income tax basis at a statutory rate of 35%.

k.	Record the issuance of 10,440,087 shares of Ireland’s common stock to the former shareholders of CBI.

l.	Record the fair value attributable to Ireland’s share purchase warrants of 5,220,059 issued to the former shareholders of CBI.

m.	Record income tax benefit related to net operating losses of Ireland as of the date of acquisition.

IRELAND INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO PRO FORMA FINANCIAL STATEMENTS
AS OF DECEMBER 31, 2007
AND FOR THE YEAR ENDED DECEMBER 31, 2007

4. LOSS PER COMMON SHARE

Pro forma loss per common share for the year ended December 31, 2007 is computed based on the weighted average number of common shares outstanding during the respective period.